CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 577 to the Registration Statement (Form N-1A No 333-132380) of WisdomTree Trust, and to the incorporation by reference of our report, dated October 27, 2016, on WisdomTree Bloomberg U.S. Dollar Bullish Fund, WisdomTree Brazilian Real Strategy Fund, WisdomTree Chinese Yuan Strategy Fund, WisdomTree Emerging Currency Strategy Fund, WisdomTree Indian Rupee Strategy Fund, WisdomTree Asia Local Debt Fund, WisdomTree Australia & New Zealand Debt Fund, WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund, WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund, WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund, WisdomTree Bloomberg Floating Rate Treasury Fund, WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund, WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund, WisdomTree Emerging Markets Corporate Bond Fund, WisdomTree Emerging Markets Local Debt Fund, WisdomTree Strategic Corporate Bond Fund, WisdomTree Western Asset Unconstrained Bond Fund, WisdomTree CBOE S&P 500 PutWrite Strategy Fund, WisdomTree Global Real Return Fund (consolidated) and WisdomTree Managed Futures Fund (consolidated) (twenty of the portfolios constituting WisdomTree Trust), included in the Annual Report for the fiscal periods ended August 31, 2016.

/s/ Ernst & Young LLP

New York, NY

December 15, 2016

A member firm of Ernst & Young Global Limited